Exhibit 23 (j)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No.34 to Registration Statement No. 2-93177 on Form N-1A of Oppenheimer Variable Account Funds of our report dated January 25,1999, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectuses which are also a part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information.


/s/ Deloitte & Touche LLP
--------------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
April 28, 1999